QWEST COMMUNICATIONS INTERNATIONAL INC.







                               $555,890,000 9.47% Senior Discount Notes Due 2007





                                                PURCHASE AGREEMENT












Dated:  October 9, 1997





                                                       1.1-1

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                                      QWEST COMMUNICATIONS INTERNATIONAL INC.



                               $555,890,000 9.47% SENIOR DISCOUNT NOTES DUE 2007

                                                PURCHASE AGREEMENT


                                                              New York, New York
                                                                 October 9, 1997

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation Merrill Lynch, Pierce, Fenner & Smith Incorporated As Representatives of the Initial Purchasers c/o Salomon Brothers Inc Seven World Trade Center New York, New York 10048

Ladies and Gentlemen:

                  Qwest Communications International Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the parties named in
Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $555,890,000 aggregate principal amount at maturity of its 9.47% Senior Discount Notes Due 2007 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of October 15, 1997 between the Company and Bankers Trust Company, as trustee. If you are the only Initial Purchasers, all references herein to the Representatives shall be deemed to be to the Initial Purchasers.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

                  The holders of the Securities will be entitled to the benefits of a Registration Agreement dated as of October 15, 1997 between the Company and Salomon Brothers Inc (the "Registration Agreement"), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering the Securities or New Securities (referred to in the Registration Agreement) under the Securities Act.

                  In connection with the sale of the Securities, the Company has prepared a final offering memorandum, dated October 9, 1997 (the "Final Memorandum"). The Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined in Section 6 hereof) and are not meant to include any amendment or supplement subsequent to the Execution Time.


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     1.  Representations and Warranties.  The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Final
         Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                  (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) to own or lease its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be qualified would not have a material adverse effect on the Company or any of its subsidiaries.

                  (c) The Company has full power  (corporate and other) to enter
         into  and  to  perform  its  obligations  under  this  Agreement,   the
         Indenture, the Registration Agreement and the Securities.

                  (d) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Final Memorandum, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

                  (e) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (f) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

                  (g) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

                                                       1.1-2

                  (h) This Agreement has been duly authorized, executed, and delivered by the Company.

                  (i) The Registration Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, general principles of equity and to the enforcement of the indemnification or contribution provisions contained therein).

                  (j) The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, and general principles of equity); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

                  (k) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the Final Memorandum, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries.

                  (l) The issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the performance by the Company of its obligations under this Agreement, the Registration Agreement, the Indenture and the Securities, the consummation of the transactions herein and therein and the application of proceeds from the sale of the Securities as described in the Final Memorandum do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and except as may be required under the Securities Act and the rules and regulations thereunder with respect to the Registration Agreement and transactions contemplated thereunder or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or

                                                       1.1-3
         regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

                  (m) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except for the sale of Securities by the Initial Purchasers under this Agreement).

                  (n) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction whether or not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Final Memorandum; and (iv) there has not been any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its consolidated subsidiaries whether or not arising in the ordinary course of business.

                  (o) The Company and each of its subsidiaries own or hold all items of property owned or held by each of them free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Final Memorandum.

                  (p) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Final Memorandum.

                  (q) The Company and its subsidiaries own or possess all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Final Memorandum.


                                                       1.1-4

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                  (r) The  Company and each of its  subsidiaries  are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Final Memorandum.

                  (s) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

                  (t) The Company and its subsidiaries possess all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the appropriate federal, state or foreign regulatory authorities necessary to own, lease, license and use their properties and assets and to conduct their respective businesses, and neither the Company nor any such subsidiary is in violation of or has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Final Memorandum.

                  (u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Final Memorandum.

                  (v) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company

                                                       1.1-5

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         and its subsidiaries, except as described in or contemplated by the
         Final Memorandum.

                  (w) Each certificate signed by any officer of the Company and delivered to the Representatives or Counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company (and not individually by such officer) to the Initial Purchasers as to the matters covered thereby.

                  (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable and appropriate intervals and appropriate action is taken with respect to any differences.

                  (y) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries.

                  (z) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (aa) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

     (bb) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (cc) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (dd) The Company as of the Execution Time expects to be and as of the Closing Date will have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have been designated "PORTAL-eligible securities" in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.


                                                       1.1-6

                  (ee) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (ff) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act.

                  (gg) The  information  provided  by the  Company  pursuant  to
         Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (hh) There is no franchise, contract or other document of a character that would be required to be described or referred to in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that is not described or referred to as would be so required, and the description thereof or references thereto are correct in all material respects.

                  (ii) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the resale to each subsequent purchaser in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 61.6807% of the aggregate principal amount at maturity thereof, plus amortization of original issue discount, if any, from October 15, 1997 to the Closing Date, the aggregate principal amount at maturity of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on October 15, 1997, or such later date (not later than October 22, 1997) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of federal funds or other immediately available funds or such other manner of payment as may be agreed by the Company and the Representatives. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Shearman & Sterling ("Counsel for the Initial Purchasers"), 599 Lexington Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

                                                       1.1-7

                  The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

     (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5. Agreements. The Company agrees with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives as contemplated by paragraph (c) below.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Representatives of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide as promptly as practicable to the Representatives pursuant to paragraph (a) of this
         Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.


                                                       1.1-8

                  (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, unless it becomes subject to and complies with
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not, until 180 days following the Closing Date, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities or as otherwise contemplated by the Registration Agreement).

                  (l) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under "Use of Proceeds."

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:


                                                       1.1-9

                  (a) The Company shall have furnished to the Representatives the opinion of Holme Roberts & Owen LLP, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company,  Qwest  Corporation  ("QC"),
                  Qwest Communications Corporation ("QCC") and Qwest Transmission Inc. ("QTI") (collectively, the "Subsidiaries" and individually, a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification in which it owns or leases material properties or conducts material business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, and the Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Agreement, the Indenture and the Securities;

                           (ii) all of the  outstanding  shares of capital stock
                  of the Company and each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through a wholly owned Subsidiary, free and clear of (to the best of such counsel's knowledge after due inquiry) any security interests and any other claims, liens or encumbrances;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Final Memorandum;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general equitable principles); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this
                  Agreement, will constitute legal, valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general equitable principles) entitled to the benefits of the Indenture; and the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof set forth under the heading "Description of the Notes" in the Final Memorandum;

                           (v) the information contained in the Final Memorandum
                  under the headings "Description of Certain Indebtedness," "Certain United States Federal Income Taxes" and "Certain Transactions" fairly summarizes in all material respects the matters therein

                                                      1.1-10
                  described and to the extent that such statements purport to describe certain provisions of U.S. federal laws, rules or regulations, have been reviewed by such counsel and are correct as to legal matters in all material respects;

                           (vi)this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vii) the Registration Agreement has been duly authorized, executed and delivered by the Company, and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general principles of equity), and further such counsel expresses no opinion as to the enforceability of the indemnification or contribution provisions contained therein, and the Registration Agreement conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum;

                           (viii) no consent,  approval,  authorization or order
                  of any court or governmental agency or body (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel expresses no opinion, or as required in connection with the transactions contemplated by the Registration Agreement) is required in connection with the due authorization, execution and delivery of this Agreement, the Registration Agreement or the Indenture or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale of the Securities by the Initial Purchasers in accordance with this Agreement;

                           (ix)  the  issue  and  sale  of the  Securities,  the
                  execution and delivery of this Agreement, the Registration Agreement, the Indenture and the Securities, the consummation of the transactions contemplated by this Agreement and the application of proceeds from the sale of the Securities as described in the Final Memorandum and the compliance by the Company with its obligations under this Agreement, the Registration Agreement, the Indenture or the Securities, will not conflict with, result in a breach or violation of, or constitute a default under any applicable law or the charter or by-laws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries;

                           (x) assuming the accuracy of the  representations and
                  warranties and compliance with the agreements contained in this Agreement, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939 is necessary, for the purchase by the Initial Purchasers of the Securities, or the offer and sale by the Initial Purchasers of the Securities, in each case, in the manner

                                                      1.1-11
                  contemplated by this Agreement (and not taking into account the transactions contemplated by the Registration Agreement);

                           (xi) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940 without taking account of any exemption arising out of the number of holders of the Company's securities;

                           (xii) no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject, as would be required to be described in the Final Memorandum, that are not described in the Final Memorandum and, to the best of such counsel's knowledge after due inquiry, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; there is no franchise, contract  or  other  document  of a  character  that  would be
                  required  to  be   described  or  referred  to  in  the  Final
                  Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that is not described or referred to as would be so required, and the descriptions thereof or references thereto are correct in all material respects; and the statements in the Final Memorandum under the caption "Business -- Legal Proceedings" present the information that would be called for, if the Final Memorandum were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (xiii) to the best of such counsel's knowledge, there
                  are no statutes or regulations that would be required to be described in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that are not described as would be so required; and

                           (xiv) to the best of such  counsel's  knowledge,  (a)
                  neither the Company nor any Subsidiary is in violation of its charter or by-laws and (b) no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract or other document that is described or referred to in the Final Memorandum, except in the case of
                  (b) only, to the extent that any such default would not have a material adverse effect on the condition (financial or otherwise) or operations of the Company on a consolidated basis;

                  Such counsel shall also state that they have no reason to believe that at the Execution Time or at the Closing Date the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel expresses no belief as to the financial statements, including the notes thereto, or supporting schedules or other financial and accounting data included in the Final Memorandum.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Colorado, the United States or the

                                                      1.1-12

         General Corporation Law of the State of Delaware, to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel (including internal counsel) of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Initial Purchasers and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (b) The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, special federal regulatory counsel for the Company, dated the Closing Date, to the effect that:

                           (i) (A) the execution and delivery of this Agreement,
                  the Registration Agreement and the Indenture by the Company and the issue and sale of the Securities contemplated hereby and thereby do not violate (1) the Communications Act of 1934 (the "Communications Act"), (2) the Telecommunications Act of 1996 (the "Telecom Act of 1996") or (3) any rules or regulations of the Federal Communications Commission (the "FCC") applicable to the Company or its subsidiaries, and (B) no authorization of or filing with the FCC is necessary for the execution and delivery of this Agreement, the Registration Agreement or the Indenture by the Company and the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

                           (ii) QCC is a nondominant  carrier  authorized by the
                  FCC to provide domestic interstate interexchange telecommunications services as described in such opinion without any further order, license, permit or other authorization by the FCC. QCC also has been granted Section 214 authority by the FCC to provide international switched resale telecommunications services as described in such opinion. QCC has on file with the FCC tariffs applicable to its domestic interstate and international services. No other FCC authority is required, and no other tariffs are required to be filed under the rules and regulations of the FCC, for the conduct of QCC's telecommunications business as described in the Final Memorandum;

                           (iii) QTI is a microwave  carrier  authorized  by the
                  FCC and holds the licenses listed in such opinion. No further FCC authority is required for the conduct of QTI's microwave telecommunications business as described in the Final Memorandum, except to the extent that the absence of any such authority, singly or in the aggregate, would not have a material adverse effect on the business or operations of the Company or its subsidiaries taken as a whole;

                           (iv) FSI Acquisition Corp. is a private carrier not
                  subject to Title II common carrier regulation under the Communications Act, as amended by the Telecom Act of 1996;

                           (v) (A) QCC and QTI in all material respects (1) have
                  made all reports and filings, and paid all fees, required by the FCC; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the FCC necessary to own,

                                                      1.1-13
                  lease, license and use their properties and assets and to conduct their business in the manner described in the Final Memorandum; and (B) to the best of such counsel's knowledge, neither QCC nor QTI has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole as described in the Final Memorandum;

                           (vi) to the best of such counsel's knowledge, neither
                  QCC nor QTI is in violation of, or in default under, the Communications Act, as amended by the Telecom Act of 1996, or the rules or regulations of the FCC, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole as described in the Final Memorandum;

                           (vii)   (A)  no   decree  or  order  of  the  FCC  is
                  outstanding against QCC or QTI and (B) to the best of such counsel's knowledge, no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no formal notice of violation or order to show cause has been issued, against QCC or QTI before or by the FCC (except for any matters described in such opinion, which, if the subject of an unfavorable decision, would not have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole as described in the Final Memorandum); and

                           (viii) the statements in the Final  Memorandum  under
                  the captions "Risk Factors--Regulation Risks" and "Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC with respect to the telecommunications regulation referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

                  (c) (A) The Company shall have furnished to the Representatives the opinion of Goodin, MacBride, Squeri, Schlotz & Ritchie, LLP, special state regulatory counsel for the Company for the State of California, dated the Closing Date, to the effect that:

                           (i) (x) the execution and delivery of this Agreement,
                  the Registration Agreement and the Indenture by the Company and the issue and sale of the Securities contemplated hereby and thereby do not violate (1) any laws administered by, rules, regulations or published policies of, the California Public Utilities Commission (the "California PUC") ("PUC Laws") or any other state laws governing the provision of telecommunications services in the State of California ("Telecommunications Laws") applicable to the Company or its subsidiaries, or (2) any decree from any California court relating to telecommunications matters, and (y) no authorization of or filing with the California PUC in the State of California is necessary for the execution and delivery of this Agreement, the Registration Agreement or the Indenture by the Company and the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;


                                                      1.1-14

                           (ii) QCC is certified, registered or otherwise authorized, or is not required to obtain authority, to provide intrastate interexchange telecommunications services in the State of California. QCC has a tariff on file in the State of California and no further tariffs are required to be filed by QCC or the Company in the State of California to conduct the Company's telecommunications business as described in the Final Memorandum;

                           (iii) (x) QCC and the Company (1) have made all reports and filings, and paid all fees, required by the California PUC in the State of California; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the California PUC in the State of California necessary to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Final Memorandum; and (y) neither QCC nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company's, and its subsidiaries' taken as a whole, telecommunications business or operations, as described in the Final Memorandum;

                           (iv) neither the Company nor QCC is in violation  of,
                  or in default under any PUC Laws or any Telecommunications Laws, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company's, and its subsidiaries' taken as a whole, telecommunications business or operations, as described in the Final Memorandum; and

                           (v) (x) no decree or order of the  California  PUC in
                  the State of California is outstanding against the Company or any of its subsidiaries and (y) no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the California PUC or any other regulatory agency in the State of California.

                   (B) The Company shall have furnished to the Representatives the opinion of Bickerstaff, Heath Smiley, Pollan, Kever & McDaniel LLP, special state regulatory counsel for the Company for the State of Texas, dated the Closing Date, to the effect that:

                           (i) (x) the execution and delivery of this Agreement,
                  the Registration Agreement and the Indenture by the Company and the issue and sale of the Securities do not violate any telecommunications laws of the State of Texas applicable to the Company or QCC or, to the best of such counsel's knowledge, any decree from any court of the State of Texas relating to the telecommunications operations of the Company or QCC, and (y) no authorization of or filing with the Public Utility Commission of Texas (the "Texas PUC") is necessary for the execution and delivery of this Agreement, the Registration Agreement or the Indenture by the Company or the issue and sale of the Securities contemplated hereby and thereby in accordance with the terms of this Agreement;

                           (ii) QCC is duly registered with the Texas PUC and authorized to provide intrastate telecommunications services

                                                      1.1-15
                 in Texas and no further authority is required to be obtained by
                  QCC or the Company from the Texas PUC to conduct the Company's telecommunications business as described in the Final Memorandum. QCC has a registration and price list on file in Texas and no further tariffs are required to be filed by QCC or the Company with the Texas PUC to conduct the Company's telecommunications business as described in the Final Memorandum;

                           (iii) (x) QCC and the Company (1) have made all reports and filings required by the Texas PUC; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the Texas PUC necessary to own, lease, license and use their properties and assets and to conduct the Company's telecommunications business in the manner described in the Final Memorandum; and (y) neither QCC nor the Company has received any notice of proceedings from the Texas PUC relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole as described in the Final Memorandum;

                           (iv) neither QCC nor the Company is in violation  of,
                  or in default under the telecommunications laws of the State of Texas, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole as described in the Final Memorandum; and

                           (v) (x) no decree or order of the Texas PUC is outstanding against QCC or the Company and (y) no formal litigation, proceeding, inquiry or investigation has been commenced or threatened, and no formal notice of violation or order to show cause has been issued, against QCC or the Company before or by the Texas PUC.

                  (d) The Company shall have furnished to the Representatives the opinion of Joseph Garrity, internal counsel for the Company, dated the Closing Date, to the effect that:

                           (i) (A) the execution and delivery of this Agreement,
                  the Registration Agreement and the Indenture by the Company and the issuance and sale of the Securities contemplated hereby and thereby do not violate (1) any state telecommunications laws or regulations ("State Telecommunications Laws") applicable to the Company or QCC, QTI or FSI Acquisition Corp. (together, the "Operating Subsidiaries") or (2) any decree from any court relating to the telecommunications operations of the Company or the Operating Subsidiaries, and (B) no authorization of or filing with any Public Utilities Commission or other state regulatory authority ("State Regulatory Agency") is necessary for the execution and delivery of this Agreement, the Registration Agreement or the Indenture by the Company and the issuance and sale of the Securities contemplated hereby and thereby in accordance with the terms hereof and thereof;

                      (ii) QCC is certified, registered or otherwise authorized, or is not required to obtain authority to provide, intrastate

                                                      1.1-16
                  interexchange telecommunications services in the respective states listed in such opinion. No further authority is required to be obtained by the Company or any of the Operating Subsidiaries from any such state to conduct the telecommunications business as described in the Final Memorandum. QCC has a tariff or price list on file in each of the states requiring such a filing as identified in such opinion. No further tariffs are currently required to be filed by the Company or any of the Operating Subsidiaries in any such state to conduct the telecommunications business as described in the Final Memorandum;

                           (iii) except to the extent that the  following  would
                  not have, singly or in the aggregate, a material adverse effect on the business or operations of the Company and its subsidiaries as described in the Final Memorandum: (A) the Company and QCC (1) have made all reports and filings, and paid all fees, required by State Regulatory Agencies; and (2) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, State Regulatory Authorities necessary to own, lease, license and use their properties and assets and to conduct business in the manner described in the Final Memorandum; and (B) neither the Company nor QCC has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration;

                           (iv) to the best of such counsel's knowledge, neither
                  the Company nor QCC is in violation of, or in default under, any State Telecommunications Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries as described in the Final Memorandum;

                           (v) (A) no decree  or order of any  State  Regulatory
                  Agency is outstanding against the Company or any of the Operating Subsidiaries and (B) no formal litigation, proceeding, inquiry or investigation has been commenced or, to such counsel's knowledge, threatened, and no formal notice of violation or order to show cause has been issued, against the Company or any of the Operating Subsidiaries before or by any State Regulatory Agency, the effect of which, singly or in the aggregate, would have a material adverse effect on the business or operations of the Company and its subsidiaries as described in the Final Memorandum; and

                           (vi) the statements in the Final Memorandum under the
                  captions "Risk Factors--Regulation Risks" and "Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Regulatory Agencies with respect to telecommunications regulation referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein, as of the date of publication of the Final Memorandum.

                  (e) The Representatives shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished or made available to such counsel such

                                                      1.1-17
         documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by (1) the President and Chief Executive Officer and (2) the Vice President -- Finance, Treasurer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully reviewed the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (g) (A) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum and (B) at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to preceding sentence, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

                  (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such reasonable further information, certificates and documents as the Representatives may reasonably request.

                  (j) At the Closing Date, the Company's $250,000,000 Series B 107/8% Senior Notes Due 2007 (the "Series B Notes") shall be rated at least B+ by Standard & Poor's Corporation and B2 by Moody's Investors Service Inc. and since the date of this Agreement there shall not have occurred a downgrading in the rating assigned to the Series B Notes by any "nationally recognized statistical rating agency", as that term is

                                                      1.1-18
         defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has its rating of the Series B Notes under surveillance or review.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, by facsimile or by telephone confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, New York, or such other place as the Representatives and the Company shall mutually agree, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.


                                                      1.1-19

                  (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree

                                                      1.1-20
to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other

                                                      1.1-21
documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market's National Market ("Nasdaq") or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or Nasdaq, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telecopied and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 555 Seventeenth Street, Suite 1000, Denver, Colorado 80202, attention: Joseph T. Garrity, Esq.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

                16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                                                      1.1-22

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                                              Very truly yours,

                                              QWEST COMMUNICATIONS INTERNATIONAL
                                              INC.


                                              By                /s/
                                              Name:
                                              Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:     SALOMON BROTHERS INC


        By                 /s/
        Name:
        Title:


For themselves and the other
Initial Purchasers named in
Schedule I to the foregoing Agreement



                                                      1.1-23

                                                    SCHEDULE I



                                                                Principal Amount
                                                                  at Maturity of
                                                                   Securities to
Initial Purchasers                                                  be Purchased

Salomon Brothers Inc........................................        $222,356,000

Donaldson, Lufkin & Jenrette Securities Corporation.........        $166,767,000

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................        $166,767,000


                           Total.............................       $555,890,000
                                                                    ============


                                                      1.1-24

                                                                       EXHIBIT A

                                    Non-Distribution Letter for U.S. Purchasers


                                                                 _________, 1997


Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Qwest Communications International Inc.
Suite 1000
555 Seventeenth Street
Denver, Colorado  80202


Re: Purchase of $555,890,000 principal amount at maturity of 9.47% Senior Discount Notes Due 2007 (the "Securities"), of Qwest Communications International Inc. (the "Company")


Ladies and Gentlemen:

                  In connection with our purchase of the Securities we confirm that:

                  1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

                  2. We acknowledge that (a) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated October 9, 1997 relating to the Securities (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Securities and (b) any information we desire concerning the Company and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Final Memorandum) is or has been made available to us.

                  3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Securities.

                  4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.


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                  5. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

                  "These Securities have not been registered under the Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated October __, 1997 relating to these Securities."

and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

                  6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

                (a) the Securities are sold in compliance with Rule 144(k) under the Securities Act; or

                  (b) the Securities are sold in compliance with Rule 144A under the Securities Act; or

                  (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (d) the Securities are sold pursuant to an effective registration statement under the Securities Act; or

                  (e) the Securities are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

                  (f) the Securities are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.


                                                              Very truly yours,


                                                              By
                                                            (Authorized Officer)



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                                                                       EXHIBIT A

                                        Selling Restrictions for Offers and
                                          Sales outside the United States

                  (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The   Securities   covered   hereby  have  not  been
                  registered  under  the  U.S.   Securities  Act  of  1933  (the
                  "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and October 15, 1997, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order

                                                        A-1

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1995 or is a person to whom the document may otherwise lawfully be issued or passed on.


                                                        A-2

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